UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2019

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Amendment to a Material Definitive Agreement

On April 24, 2019, the Board of Directors of CorEnergy Infrastructure Trust, Inc. (the “Company”) approved an immediately effective Amendment No. 1 to the Company’s Dividend Reinvestment Plan ("DRIP"). The principal purpose of the amendment is to allow the Company to suspend the operation of its DRIP, and pay all distributions on its common stock in cash rather than being reinvested in shares under the DRIP, for any quarter as to which the Company has determined that it is unable, or may be unable, to issue common stock under the DRIP pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”).

This amendment was adopted because of the Company’s expected inability to continue using the registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) to register the issuance of common stock pursuant to the DRIP. This inability results exclusively from the ongoing refusal of Energy XXI Gulf Coast, Inc. (“EGC”), the parent guarantor of the lease obligations of the tenant for the Company’s Grand Isle Gathering System asset, to provide the Company, in accordance with the terms of its lease, with copies of certain financial statement information that the Company is required to file with the SEC.

The Company has taken steps to enforce the obligations of EGC to provide the financial statement information. The Company also is engaged in dialogue with the staff of the SEC in an effort to allow the Company to continue the issuance of common stock under the DRIP registration statement. As this situation has not been resolved prior to the Company’s declaration of the quarterly dividend described in Item 7.01 below, the Company has suspended the operation of the DRIP and will pay this quarter’s common stock dividend entirely in cash pursuant to today’s amendment to the DRIP.

The foregoing description of Amendment No. 1 to the Company’s Dividend Reinvestment Plan is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1.2 to this report.

Item 7.01	Regulation FD Disclosure.

On April 24, 2019, the Company announced that its Board of Directors declared a first quarter 2019 dividend of $0.75 per share for the Company’s common stock and a dividend of $0.4609375 per depositary share for the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock. Both of such dividends will be payable on May 31, 2019, to shareholders of record on May 17, 2019.

The Company also announced that it will report earnings results for its first quarter ended March 31, 2019, on May 1, 2019, and will host a related conference call on Thursday, May 2, 2019 at 1:00 pm Central Time to discuss its financial results.

The Company’s press release concerning these matters is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description
10.1.1	Dividend Reinvestment Plan (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2007 and filed on October 12, 2007)
10.1.2	Amendment No. 1 to Dividend Reinvestment Plan
99.1	Press Release dated April 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated:	April 24, 2019	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary